SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: April 16, 2004

THE HALLWOOD GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	1-8303	51-0261339

(State or other jurisdiction of		(IRS Employer
incorporation or organization)	(Commission File Number)	Identification No.)

3710 Rawlins, Suite 1500
Dallas, Texas	75219

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 528-5588

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On April 16, 2004, The Hallwood Group Incorporated (“Hallwood Group”), the indirect sole owner of Hallwood Realty, LLC, the general partner of Hallwood Realty Partners, L.P. (the “Partnership”), and its real estate subsidiaries entered into a purchase agreement, pursuant to which HRPT Properties Trust (“HRPT”) will purchase the general partner interest in the Partnership, the 330,432 limited partner units (the “Units”) indirectly owned by Hallwood Group, and the interests in each of the other entities through which Hallwood Group holds interests in the Partnership, for an aggregate purchase price of approximately $66,800,000, subject to adjustment in certain circumstances.

     Hallwood Group and its real estate subsidiaries entered into the purchase agreement in connection with the merger of the Partnership with a wholly-owned subsidiary of HRPT. In the purchase agreement, Hallwood Group has also agreed to vote all of the Units it owns in favor of the merger. In addition, Hallwood Group and the Partnership have agreed that the agreements for the management of the Partnership’s properties by Hallwood Group will be terminated at the effective time of the merger.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 19, 2004

THE HALLWOOD GROUP INCORPORATED
By: Name: Title:	/s/ Melvin J. Melle Melvin J. Melle Vice President

Item 7. Financial Statements and Exhibits

(c)	Exhibits

2.1*	Purchase Agreement, dated as of April 16, 2004, by and among HRPT Properties Trust, HWP GP, LLC, Hallwood Realty, LLC, Hallwood Commercial Real Estate LLC, HWG, LLC, HWG Realty Investors, LLC, HWG 95 Advisors, Inc., HWG 98 Advisors, Inc. and The Hallwood Group Incorporated.

99.1*	Press Release filed by Hallwood Realty Partners, L.P. on April 16, 2004.

*	filed herewith